Exhibit 10.20

AGREEMENT

This Agreement is entered into on June 10, 2013 (the “Effective Date”) by and among New England Radiation Therapy Management Services, Inc., a Rhode Island corporation and wholly-owned subsidiary of Radiation Therapy Services, Inc. (referred to collectively as “RTSI”), Rhode Island Hospital, a Rhode Island non-profit corporation (“RIH”), Radiosurgery Center of Rhode Island, LLC, a Rhode Island limited liability company (the “Company”), Financial Services of Southwest Florida, LLC (solely for purposes of Sections 3, 7 and 11) (“Biller”), and Massachusetts Oncology Services, P.C. (solely for purposes of Sections 3, 8 and 11) (“Mass. Onc.”).

WHEREAS, each of RTSI and RIH are members of the Company under the terms of an Operating Agreement of the Company dated as of July 10, 2007 (the “Operating Agreement”);

WHEREAS, RTSI desires to sell its entire interest in the Company (the “Interest”), consisting of a 45% Company Interest (as defined in the Operating Agreement), to RIH, and RIH desires to purchase such Interest, as of the Effective Date.

NOW, THEREFORE, RTSI, RIH and the Company, in consideration of the mutual covenants herein contained, and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1.                                      Purchase and Sale of the Interest. Subject to the terms and conditions of this Agreement, RTSI hereby sells, assigns and delivers to RIH, and RIH hereby purchases from RTSI, all of the Interest for a purchase price of One Million Four Hundred Sixty Thousand Dollars ($1,460,000.00), which shall be paid by RIH contemporaneously with the execution of this Agreement, RTSI confirms that the Company did not issue and it did not receive any certificate evidencing the Interest. Contemporaneously with the execution and delivery of this Agreement, RTSI shall execute and deliver to RIH the attached instrument of transfer against payment of the purchase price.

2.                                      Membership. RTSI shall cease to be a member of the Company as of the Effective Date and RTSI hereby relinquishes any and all rights as a member of the Company, including without limitation any right to receive any distributions from the Company, RTSI shall have no further rights or obligations under the Operating Agreement as of the Effective Date, RTSI confirms that the Company has no obligations to it from and after the Effective Date other than obligations of the Company under this Agreement, and the Company Confirms that RTSI has no obligations to the Company as of the Effective Date.

3.                                      Representations and Warranties. Each party represents and warrants, as to itself, that:

(a)                                 Such party is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; it has full corporate power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder; the execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by it; and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms and conditions.

(b)                                The execution, delivery and performance of this Agreement and the transactions contemplated hereby by such party will not conflict with or result in a material breach of any of the terms of, or constitute a material default under any agreement, instrument, judgment or order to which it is a party or by which it or any of its assets is bound.

(c)                                 Such party has not assigned, transferred of otherwise disposed of any claim against any other party or any of the other parties’ affiliates, successors or assigns, or any of the other parties’ past or present employees, agents, representatives, officers or directors.

(d)                                Such party has carefully read and understands all of the provisions of this Agreement; it is voluntarily entering this Agreement; and in executing this Agreement; it is not relying and has not relied upon any representation or statement made by any other party (including any other party’s agents, representatives and attorneys) with regard to the subject matter, basis or effect of this Agreement, except as expressly provided in this Agreement.

4.                                     Additional Representations and Warranties of RTSI. RTSI hereby represents and warrants that:

(a)                                 RTSI holds of record and owns beneficially all of the Interest, free and clear of all liens, claims, charges, pledges or encumbrances whatsoever, other than limitations and restrictions set forth in the Company’s Operating Agreement. RTSI is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of any of the Interest RTSI is not a party to and the Interest is not subject to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Interest, nor is any proxy in existence with respect to any of the Interest. RTSI has the right and power under applicable law to sell, assign and deliver the Interest to RIH.

(b)                                 There are no actions, suits, proceedings or claims pending or to the best of RTSI’s knowledge threatened against RTSI with respect to or in any manner affecting the ownership by RTSI of the Interest.

(c)                                  The Interest represents the entire interest of RTSI in the Company or its profits and losses, and RTSI neither holds nor has any right or option to acquire any other interest of any manner in the Company, or any security convertible into or exercisable or exchangeable for any interest in the Company. After consummation of the transactions contemplated by this Agreement, RTSI neither owns nor has any right to receive any interest of any manner in the Company.

RTSI hereby covenants to indemnify and hold harmless RIH and the Company for any violation by RTSI of the representations and warranties contained in this Section 4.

5.                                      Further Undertaking. RTSI hereby agrees to take whatever additional action and execute whatever additional documents RIH may in its reasonable judgment deem necessary or advisable in order to effect the sale, assignment and delivery of the Interest to RIH and confirm RIH as the sole owner of the Company.

6.                                      Acknowledgment of Adequate Disclosure. RTSI acknowledges that it is intimately familiar with the Company and its past and present condition (financial and otherwise) and future prospects, that RTSI has been given the opportunity to request such information concerning such matters as it desires in connection with its sale of the Interest, Neither RIH nor the Company makes any representations or warranties as to any matters (other than as expressly provided in Section 4), including without limitation any representations or warranties with respect to the past or present condition (financial or otherwise) or future prospects of the Company.

7.                                      Billing Services. The Billing Services Agreement by and between the Company and Biller dated as of January 1, 2009 (the “Billing Agreement”) shall remain in effect in accordance with its terms for a period of one-hundred-twenty (120) days after the Effective Date; provided that the Company shall have the right to terminate the Billing Agreement without cause at any time upon at least fifteen (15) days’ prior written notice to Biller, Upon any termination of the Billing Agreement, Biller and the Company shall continue to perform, following the date of termination, their respective obligations under the Billing Agreement with respect to Accounts (as defined in the Billing Agreement) generated by the Company on or prior to the date of termination for a period of one-hundred-twenty (120) days after the date of termination. Sections 3 and 6 of the Billing Agreement shall survive termination of the Billing Agreement. Following any termination of the Billing Agreement, (i) Biller shall afford to the Company and its representatives, upon reasonable notice and during normal business hours, access to Biller’s records with respect to Accounts billed by Biller, including the right to make copies of the same or receive from Biller copies of the same in a standard electronic format, for legitimate business purposes of the Company, and (ii) Biller shall reasonably cooperate with the Company to accomplish an orderly transfer of billing and collection services to the Company or another party designated by the Company.

8.                                      Professional Services Agreement. The Professional Services Agreement by and between the Company and Mass. Onc. dated as of January 1, 2009 (the “PSA”) shall remain in effect in accordance with its terms until the earlier of the eighteen (18) month anniversary of the Effective Date or the earlier termination thereof in accordance with the terms of Section 10 thereof; provided that (i) the PSA shall automatically terminate in the event that the Company shall discontinue operation of the Service (as defined in the PSA) for any reason, (ii) the PSA is hereby amended to delete in its entirety the last sentence of Section 10.1 and to provide that the obligations of Mass. Onc. under clause (a) of Section 11 thereof shall continue during the term of the PSA but not thereafter, and (iii) Mass. Onc. shall have the right to terminate the PSA upon thirty (30) days advance written notice to the Company.

9.                                      Stand-Still Agreement. RIH agrees that, for a period of one (1) year following the Effective Date, neither it nor any of affiliates shall acquire or maintain any ownership or investment interest in, nor enter into any affiliation, management or services agreement with, North Main Radiation Oncology, Vantage Oncology Treatment Centers, LLC, Providence Oncology Partners, or Radiation Oncology Associates or any affiliate thereof (collectively “North Main”); provided that nothing herein shall prohibit RIH or any of its affiliates from receiving referrals of patients from North Main in the ordinary course of business. (For purposes of this Agreement, an “affiliate” of a party means an entity that controls, is controlled by or is under common control with such Party.)

10.                               Non-Opposition. RIH agrees that neither it nor any of its affiliates shall oppose the Certificate of Need Application of East Bay Comprehensive Cancer Care, LLC (“East Bay”) for a Freestanding Radiation Therapy and Physician Services Facility in Bristol, Rhode Island, filed by East Bay with the Rhode Island Department of Health on June 11, 2012 and revised July 3, 2012, or oppose an application for a Certificate of Need for stereotactic surgery at a single RTSI facility that may be filed RTSI or its affiliates with the Rhode Island Department of Health within one (1) year following the Effective Date; provided that nothing herein shall prohibit RIH or any of its affiliates from responding to requests for information in connection with any such Certificate of Need proceeding made by the Department of Health or other parties to the proceeding, or from making any disclosure required by law to be made by RIH or any of its affiliates.

11.                               Releases and Covenants Not to Sue.

(a)                                 Each of RTSI, Biller and Mass. Onc. hereby releases and forever discharges RIH, the Company, and their respective affiliates, successors and assigns, and their respective past and present employees, agents, representatives, officers and directors (including, without limitation, David Wazer, M.D. in his capacity as Medical Director of the Company and Chief of Radiation Oncology at RIH (and any other positions he may hold with the Company and/or RIH), but not individually or in any capacity he may hold with any other entity) (collectively, the “RIH Released Parties”) from any and all manner of actions, causes of action, suits, debts, accounts, contracts, claims, demands, agreements, controversies, judgments, obligations, damages and liabilities of any nature whatsoever whether or not now known, suspected, or claimed, which any of RTSI, Biller or Mass. Onc, ever had, now has, or hereafter may have, or claim to have, against the RIH Released Parties arising out of, related to or based upon any matter, cause, or thing whatsoever to and including the date of this Agreement (including without limitation matters referenced in a letter from RTSI’s counsel to RIH and Brown University dated November 8, 2012), but excluding obligations under this Agreement, Each of RTSI, Biller and Mass. Onc. covenants and agrees never to, directly or indirectly, commence or prosecute, or assist in the commencement or prosecution of or in any way to cause, permit, or advise to be commenced or prosecuted against any of the RIH Released Parties, any action or proceeding, or to assert against any of the RIH Released Parties in any action or proceeding any actions, causes of action, suits, debts, accounts, contracts, claims, demands, agreements, controversies, judgments, obligations, damages or liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which any of RTSI, Biller or Mass. Onc. ever had, now has, or hereafter may have, or claim to have, against any of the RIH Released Parties arising out of, related to or based upon any matter, cause, or thing whatsoever to and including the date of this Agreement (including without limitation matters referenced in a letter from RTSI’s counsel to RIH and Brown University dated November 8, 2012), but excluding obligations under this Agreement.

(b)                                 Each of RIH and the Company hereby releases and forever discharges RTSI, Biller and Mass. Onc., and their respective affiliates, successors and assigns, and their respective past and present employees, agents representatives, officers and directors (collectively, the

“RTSI Released Parties”) from any and all manner of actions, causes of action, suits, debts, accounts, contracts, claims, demands, agreements, controversies, judgments, obligations, damages and liabilities of any nature whatsoever whether or not now known, suspected, or claimed, which either of RIH or the Company ever had, now has, or hereafter may have, or claim to have, against any of the RTSI Released Parties arising out of, related to or based upon any matter, cause, or thing whatsoever to and including the date of this Agreement, but excluding obligations under this Agreement, Each of RIH and the Company covenants and agrees never to, directly or indirectly, commence or prosecute, or assist in the commencement or prosecution of or in any way to cause, permit, or advise to be commenced or prosecuted against any of the RTSI Released Parties, any action or proceeding, or to assert against any of the RTSI Released Parties in any action or proceeding any actions, causes of action, suits, debts, accounts, contracts, claims, demands, agreements, controversies, judgments, obligations, damages or liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which either of RIH or the Company ever had, now has, or hereafter may have, or claim to have, against any of the RTSI Released Parties arising out of, related to or based upon any matter, cause, or thing whatsoever to and including the date of this Agreement, but excluding obligations under this Agreement.

12.                               Certificate of Need. RIH and the Company agree that, for a period of four (4) years following the Effective Date, the Company will not amend its certificate of need for the CyberKnife currently operated by the Company to permit the substitution or replacement of a linear accelerator or other radiation therapy device in place of the CyberKnife. In the event that RIH violates this provision, RTSI shall have the right to obtain injunctive relief from a court of competent jurisdiction preventing such violation and, if successful, shall be entitled to attorneys’ fees and costs.

13.                                  General. This Agreement: (a) may be executed in any number of counterparts, all of which together will constitute one and the same instrument; (b) will be governed by the laws of the State of Rhode Island; (c) constitutes the entire agreement between the parties with respect to its subject matter, superseding all prior oral and written communications, negotiations, understandings, agreements and the like between the parties in such respect; (d) may be amended, and any right under this Agreement may be waived, only in writing (which, in the case of any amendment is signed by all parties, or, in the case of the waiver of any right, by the party waiving such right); (e) may not be assigned by any party without the prior written consent of the other parties; (f) will bind and inure to the benefit of all parties and their respective successors and assigns (subject to the preceding clause); (g) will be construed as if all parties jointly prepared this Agreement; (h) will be severable, such that if any provision of this Agreement (with the exception of Sections 1 through 6 and Section 11, which shall not be severable from each other) is invalid or unenforceable, such provision will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms; (i) contains rights which are cumulative, and no right or remedy conferred upon any party is intended to be exclusive of any other right or remedy, and every right and remedy will be in addition to any other right or remedy given; and (j) will not be construed such that any waiver by any party of any of its rights or of any breaches of any other party in particular instance is deemed a waiver of the same or different rights or breaches in subsequent instances.

IN WITNESS WHEREOF, this Agreement is executed under seal as of the Effective Date set forth above.

NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ Bryan J. Carey

Title:	Vice President

RADIATION THERAPY SERVICES, INC.

By:	/s/ Bryan J. Carey

Title:	Vice Chairman & CFO

RHODE ISLAND HOSPITAL

By:	/s/ Authorized Signatory

Title:	Executive Vice President

RADIOSURGERY CENTER OF RHODE ISLAND, LLC

By:	/s/ Authorized Signatory

Title:	Manager

FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC

By:	/s/ Bryan J. Carey

Title:	Vice President

MASSACHUSETTS ONCOLOGY SERVICES, P.C.

By:	/s/ Bryan J. Carey

Title:	Chief Financial Officer

Instrument of Transfer

This Instrument of Transfer is made as of this 10th day of June, 2013 from New England Radiation Therapy Management Services, Inc., a Rhode Island corporation (“RTSI”), to Rhode Island Hospital, a Rhode Island non-profit corporation (“RIH”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RTSI hereby irrevocably sells, assigns, transfers, conveys, delivers and sets over to RIH all of RTSI’s interest in Radiosurgery Center of Rhode Island, LLC, a Rhode Island limited liability company (the “Company”), consisting of a 45% Company Interest (as defined in the Operating Agreement of the Company) (the “Interest”).

RTSI does hereby warrant that it has good and clear record and marketable title to the Interest and that the Interest is free and clear of any and all liens, restrictions, security agreements, encumbrances or other charges. RTSI does hereby covenant with RIH that RTSI has good right to sell, assign, transfer, convey, deliver and set over all of its right, title and interest, legal and equitable, in the same as aforesaid and thereto unto RIH, its successors and assigns.

Executed as an instrument under seal as of the date first above written.

NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ Bryan J. Carey

Title:	Vice President